LifeVantage Names Erin Brockovich to its Board

Salt Lake City, UT, May 6, 2019 - LifeVantage (Nasdaq:LFVN) announced today the appointment of Erin Brockovich to its Board of Directors.

“We are thrilled with the addition of Erin Brockovich to our Board,” said LifeVantage Board of Directors Chair Garry Mauro. “She brings an uncommon blend of legal prowess and experience, health and wellness advocacy, and global voice and influence. Her passion, tenacity, outside-the-box thinking, and ability to move health-related issues forward will be a major boon to the company.”

Brockovich has over 35 years of diverse public health, legal, and business successes, both domestically and globally, and is one of the most requested speakers on the international lecture circuit. As President of Brockovich Research & Consulting, she is currently doing consulting work for three national law firms, involved in numerous environmental projects worldwide, and writing her fourth book scheduled for release next spring.

Raised in a family of athletes and nutrition advocates, she has a deep-rooted passion for health and nutrition and has spent the better part of the past two decades sharing that passion on a global stage. Brockovich became a strong advocate of dietary supplements in particular following an automobile accident that resulted in a serious back injury.

“I am proud to join the LifeVantage family in this capacity at this important time in the company’s history,” Brockovich said. “This is a company I have admired at arm’s length for some time. It’s a company with strong momentum - not just in the U.S. - but globally. In today’s world, actively managing our health has never been so vital. By the same token, it’s never been so easy and accessible. LifeVantage is helping people from every walk of life better manage and optimize their health, and I’m excited to be the newest member of the LifeVantage biohacker community.”

In addition to health and wellness, Brockovich is equally passionate about improving water supply standards worldwide. Her iconic legal battle with the energy industry over ground water contamination was portrayed in the 2000 Academy Award-winning biographical film that bears her name. She has requests for her help with water supply issues in every state in the U.S., Australia, and other international hot spots. She is currently working on cases in California, Texas, Florida, Michigan, Illinois, and Missouri.

Born and raised in Kansas, Brockovich has been awarded myriad health and wellness honors and distinctions over the course of her career, including Harvard School of Public Health’s highest award, the Julius Richmond Award. She has also received an honorary juris doctorate from Lewis and Clark and an honorary doctor of humane letters degree from Loyola Marymount University.

Brockovich currently resides in Southern California and has 3 children and 4 grandchildren.

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About LifeVantage
LifeVantage Corporation (Nasdaq: LFVN) is a pioneer in Nutrigenomics - a new science dedicated to biohacking the human aging code. The Company engages in the identification, research, development, and distribution of advanced nutrigenomic dietary supplements and skin and hair care products, including its scientifically-validated Protandim® product line, Omega+ and ProBio dietary supplements, its TrueScience® line of Nrf2-infused skin and hair care products, Petandim™ for Dogs, Axio® Smart Energy Drink mixes, and the PhysIQ™ Smart Weight Management System. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. For more information, visit www.lifevantage.com.

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growth and projected success in certain markets. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:	Media Relations Contact:
Scott Van Winkle	Chris Taylor
Managing Director, ICR	Director of Communications, LifeVantage
(617) 956-6736	(801) 432-9170
scott.vanwinkle@icrinc.com	chtaylor@lifevantage.com